UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 26, 2007

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02: Unregistered Sales of Equity Securities

On April 26, 2007, Jayhawk Institutional Partners, L.P. (“Jayhawk”) exercised its right to convert $1.0 million principal amount of the 7% Convertible Senior Subordinated Debentures due 2011 (the “Debentures”) of LSB Industries, Inc. (the “Company”). Pursuant to the terms of the Indenture, dated March 3, 2006, governing the Debentures, the conversion rate was 141.04 shares of common stock for each $1,000 principal amount of converted Debentures. As a result, the Company will issue to Jayhawk 141,040 shares of common stock.

In connection with the conversions, the Company agreed to pay Jayhawk $35,000, representing interest that would be due in September 2007. This conversion reduces the Company’s debt by $1.0 million and correspondingly increases stockholders’ equity by the same amount. With this conversion, all $18 million principal amount of the Debentures originally issued by the Company in March 2006 have been converted, and no Debentures remain outstanding. The Company has issued a total of 2,542,288 shares of common stock as a result of conversion of the $18 million principal amount of Debentures.

The issuance of the common stock to Jayhawk upon conversion of the Debentures will be made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”). The conversion was effected without any form of general solicitation or general advertising. No commission or other remuneration was paid directly or indirectly for soliciting this transaction. The shares of common stock issued upon conversion of the outstanding Debentures are registered for resale under the Company’s Form S-1 Registration Statement, file number 333-134111, declared effective May 26, 2006, as amended by a Post-Effective Amendment No. 1 declared effective on April 18, 2007.

As of April 16, 2007, and including the conversion of the Debentures described above, Jayhawk and its affiliates, Kent C. McCarthy, Jayhawk Capital Management, L.L.C., and Jayhawk Investments, L.P. (collectively, the “Jayhawk Group”) were the owners of 2,661,070 shares of the Company’s common stock, representing approximately 13.6% of the Company’s issued and outstanding shares of common stock, with the right to acquire an additional 783,547 shares of common stock issuable upon conversion of other Company securities held by the Jayhawk Group.

Section 9 - Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(d) Exhibits.

Exhibit   Description

99.1   Press Release issued by LSB Industries, Inc. dated April 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2007.
                    LSB INDUSTRIES, INC.

              By: /s/ Tony M. Shelby
                Tony M. Shelby
                Executive Vice President-Finance,
                Chief Financial Officer